Exhibit 24

                          SOUTH JERSEY INDUSTRIES, INC.

                                POWER OF ATTORNEY

             Each of the undersigned, in his or her capacity as an officer or director, or both, of SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation, does hereby appoint William F. Ryan and Gerald S. Levitt, severally, each with full power to act without the other, as his or her true and lawful attorneys to execute in his or her name, place and stead, in his or her capacity as an officer or director, or both, of said corporation, a Registration Statement on Form S-8 under the Securities Act of 1933, relating to the offer and sale of shares of Common Stock of said corpora-tion pursuant to its Thrift Plan for Employees, and any and all amendments and post-effective amendments thereto and all instru-ments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

            IN WITNESS WHEREOF, the undersigned have executed this instrument, this 24th day of March, 1995.



/s/ William F. Ryan                /s/ Frank L. Bradley, Jr.
William F. Ryan, President,        Frank L. Bradley, Jr., Director
 Chief Executive Officer
 and Director



/s/ Gerald S. Levitt               /s/ Richard L. Dunham
Gerald S. Levitt, Vice President   Richard L. Dunham, Director
 and Chief Financial Officer



/s/ Richard B. Tonielli            /s/ W. Cary Edwards
Richard B. Tonielli, Treasurer     W. Cary Edwards, Director

Continuation of signatures for
South Jersey Industries, Inc.
Power of Attorney





/s/ Thomas L. Glenn, Jr.           /s/ Clarence D. McCormick
Thomas L. Glenn, Jr., Director     Clarence D. McCormick, Director



/s/ Vincent E. Hoyer               /s/ Peter M. Mitchell
Vincent E. Hoyer, Director         Peter M. Mitchell, Director



/s/ Herman D. James                /s/ Jackson Neall
Herman D. James, Director          Jackson Neall, Director



/s/ Marilyn Ware Lewis             /s/ Shirli M. Vioni
Marilyn Ware Lewis, Director       Shirli M. Vioni, Director